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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ----------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 14, 2000
                                                        -----------------

                                BANKRATE, INC.
                                --------------
              (exact name of registrant as specified in chapter)



        Florida                    0-25681                       65-0423422
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(State or other jurisdiction     (Commission                    (IRS Employer
    of Incorporation)            File Number)                Identification No.)


  11811 U.S. Highway One
       Suite 101
North Palm Beach, Florida                                            33408
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                                                                   (zip code)

Registrant's telephone number, including area code:    (561) 627-7330
                                                       --------------
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Item 5.   Other Events.

     Bankrate, Inc. announced that on December 14th it received a Nasdaq Staff Determination letter indicating that the Company no longer complies with the net tangible assets requirement for continued listing set forth in Marketplace Rule 4450(a)(3), and that the Company's common stock is, therefore, subject to delisting from The Nasdaq National Market.

The Company is appealing this determination by immediately requesting a hearing before a Nasdaq Listing Qualifications Panel. The date for the hearing has not yet been established. The Company has been advised that Nasdaq will not take any action to delist its common stock pending the conclusion of that hearing. There can be no assurance, however, that the Company's appeal will be successful, and its common stock may be delisted from The Nasdaq National Market if the appeal is denied or if the Company decides, for business reasons, not to effectuate alternative remedies. If necessary, the Company would apply to list its common stock on The Nasdaq SmallCap Market, the OTC Bulletin Board or another quotation system or exchange on which the Company would qualify.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)  Financial statements and pro forma financial information.

              None.

         (b)  Exhibits.

              99.1  Text of Press Release of Bankrate, Inc. dated
                    December 21, 2000.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        BANKRATE, INC.


                                        /s/ Robert J. DeFranco
                                        ----------------------
Date:  December 21, 2000                Robert J. DeFranco
                                        Senior Vice President
                                        Chief Financial Officer

                                       2
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                                 EXHIBIT INDEX

Exhibit
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99.1   Text of Press Release of Bankrate, Inc. dated December 21, 2000.